UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

 United Fire Group Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118 Second Avenue SE
Cedar Rapids	Iowa	52401
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (319) 399-5700
_______________________N/A________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	UFCS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On August 18, 2023, AM Best announced a downgrade of the credit ratings of United Fire Group, Inc. (“UFG”) and its property/casualty subsidiaries. Specifically, the Financial Strength Rating was downgraded to A- (Excellent) from A (Excellent) and the Long-Term Issuer Credit Ratings (“ICR”) of the property/casualty subsidiaries of UFG to “a-“ (Excellent) from “a” (Excellent). Concurrently, AM Best has downgraded the Long-Term ICR to “bbb-” (Good) from “bbb” (Good) of UFG. The outlook of these ratings was revised to stable from negative. As a result of the issuer and debt rating downgrade for the Company, the interest rate on the Company's $50 million surplus note will increase from 6.375% to 6.875%.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit 99.1	Press release of United Fire Group, Inc. dated August 18 2023.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire Group, Inc.
(Registrant)

Dated:	August 18, 2023	/s/ Kevin Leidwinger
Kevin Leidwinger, Chief Executive Officer

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